SECURITIES  AND  EXCHANGE  COMMISSION
                         WASHINGTON,  D.C.    20549


                                 FORM  8-K


                              CURRENT  REPORT
               PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                     SECURITIES  EXCHANGE  ACT  OF  1934



     Date  of  Report  (Date  of  Earliest  Event  Reported):
     AUGUST  10,  1998




     FACTUAL  DATA  CORP.
     (Exact  name  of  registrant  as  specified  in  its  charter)



     COLORADO                        0-24205               84-1449911
(State of Incorporation)     (Commission File No.)     (I.R.S. Employer
                                                    Identification  No.)


     5200  HAHNS  PEAK  DRIVE
     LOVELAND,  COLORADO  80538
     (Address  of  principal  executive  offices)



     (970)  663-5700
     (Registrant's  telephone  number,  including  area  code)


ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On August 10, 1998, Factual Data Corporation (the "Company") closed its acquisition of the assets of American Credit Connection, Inc. ("American") pursuant to an Asset Purchase Agreement (the "Agreement") executed August 10, 1998 and effective July 31, 1998. The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant"). American was a licensee of the Company located in the metropolitan Chicago, Illinois area.

     Pursuant to the Agreement, the Company acquired the fixed assets, contract rights, intellectual property rights to trade names and computer software, personnel files, books and records, deposits, prepaid assets and the goodwill of American in exchange for $373,636 cash paid at closing, and a non-interest bearing promissory note in the principal amount of $73,636, $15,340 of which is payable on January 1, 1999 and the remainder of which is payable in 19 equal monthly installments through maturity. The note is secured by a lien on all of the assets purchased pursuant to the Agreement. The Company also assumed the lease on the American facility and intends to continue the operations of American at those facilities.

     In connection with the purchase, the Company entered into employment agreements with Terry W. Clemens and Eileen Rasche, the shareholders, officers and directors of American. The employment agreements commenced July 31, 1998 and  are  effective  for  a  three  year  term,  subject to automatic one year extensions. Mr. Clemens will serve as Vice President/National Marketing Director for EMPfacts and QUICKpeek Tenant Chicago-based divisions of the Company and Ms. Rasche will serve as Director of Operations of the EMPfacts processing department in Chicago. Mr. Clemens and Ms. Rasche also entered into non-competition agreements which are for the term of their employment agreements plus one year. In consideration of such agreement, Mr. Clemens received a non-interest bearing promissory note in the principal amount of $195,750, $40,781.25 of which is payable on January 1, 1999 and the remainder of which is payable in 19 equal monthly installments through maturity and 5,634 restricted shares of Common Stock of the Company valued at $48,937. In consideration of her non-competition agreement, Ms. Rasche received a non-interest bearing promissory note in the principal amount of $104,250, $21,718.75 of which is payable on January 1, 1998 and the remainder of which is payable in 19 equal monthly installments through maturity and 3,001 restricted shares of Common Stock of the Company valued at $26,063.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a) It is impracticable to provide the required financial statements relative to American at this time. In accordance with Item 7(a)(1), the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

     (b) It is impracticable to provide the required pro forma financial information relative to American and the Registrant at this time. In accordance with Item 7(b)(2), the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.


(c)          Exhibits


2.1 Asset Purchase Agreement between Factual Data Corp. and American Credit Connection, Inc., dated as of July 31, 1998.



     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FACTUAL  DATA  CORPORATION


Date:  August  25,  1998                             By: /s/ Jerald H. Donnan
                                                         ---------------------
      Jerald  H.  Donnan,
           Chief  Executive  Officer